Exhibit 10.65

                               WAIVER AND CONSENT
                                  July 1, 1997


         Reference is made to that certain Credit Agreement, dated as of May 29, 1996, as amended prior to the date hereof (the "Credit Agreement"), among The Provident Bank ("Provident"), as Agent, Clearview Cinema Group, Inc. ("CCC"), its various subsidiaries, and Provident, as lender, that certain Subordination Agreement dated December 13, 1996 (the "Magic Cinemas Subordination Agreement") among CCC, Provident and Magic Cinemas, L.L.C. and that certain Subordination Agreement, dated as of May 29, 1996, as amended (the "CMNY Subordination Agreement"), among CCC, Provident, CMNY Capital II, L.P. ("CMNY"), CMCO, Inc. ("CMCO"), and Robert G. Davidoff ("Davidoff"). The Credit Agreement, the Magic Cinemas Subordination Agreement, and the CMNY Subordination Agreement are referred to herein collectively as the "Subject Agreements." Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

         CCC has requested that Provident consent to and waive any default under the Subject Agreements resulting from, certain actions taken and to be taken by CCC and Provident has agreed to do so to the extent expressly set forth in this Waiver and Consent.

         1. Provident hereby waives any obligation of CCC pursuant to Section 2.6(g) of the Credit Agreement to pay or prepay the Loans from the proceeds, after payment of the underwriters' discounts and commissions and the expenses of the sale (the "Net Proceeds"), from the sale of shares of its common stock, $.01 par value (the "Shares"), pursuant to a registration statement (the "Registration Statement"), originally filed by CCC with the Securities and Exchange Commission on May 27, 1997; provided, however, that if CCC or its subsidiaries shall not have consummated the United Artists Transaction (as defined in Section 3 hereof) prior to the end of the period (the "Waiver Period") beginning on the date of the consummation of such sale of the Shares and ending on a date ninety calendar days therafter, CCC shall immediately prepay the Loans from the Net Proceeds less any amounts paid by CCC to retire the Magic Cinemas Note as permitted by Section 4 hereof.

         2. Provident hereby waives any obligation of CCC to pay or prepay Term Loan C from the Net Proceeds or other funds of CCC pursuant to clause (ii) of the second sentence of Section 2.6(1) of the Credit Agreement.

         3. Provident hereby consents to, and waives any default under the Credit Agreement resulting from, the use of the Net Proceeds and other funds of CCC at any time during the Waiver Period by certain subsidiaries of CCC to purchase various assets related to the operation of up to five movie theaters from United Artists Theatre Circuit, Inc., United Artists Properties I Corp., and/or Mamaroneck Playhouse Holding Corporation (the purchase of one or more such theaters, the "United Artists Transaction").

         4. Provident hereby consents to, and waives any default under the Subject Agreements resulting from, the use by CCC of the Net Proceeds or other funds of CCC at any time during the Waiver Period to pay the outstanding principal and interest due under the

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             Subordinated Promissory Note dated December 13, 1996 in the original principal amount of $600,000 issued by CCC to Magic Cinemas, L.L.C. (the "Magic Cinemas Note").

         5. Provident hereby consents to, and waives any default under the Subject Agreements resulting from, the use by CCC of the Net Proceeds or other funds of CCC at any time during the Waiver Period to pay the outstanding principal and interest due under the 8% Subordinated Promissory Note dated August 31, 1995 in the original principal amount of $300,000 issued by CCC to CMNY, the 8% Subordinated Promissory Note dated August 31, 1995 in the original principal amount of $50,000 issued by CCC to CMCO, the 8% Subordinated Promissory Note dated August 31, 1995 in the original principal amount of $50,000 issued by CCC to Davidoff, the 8% Subordinated Promissory Note dated October 11, 1995 in the original principal amount of $50,000 issued by CCC to CMCO, the 8% Subordinated Promissory Note dated October 11, 1995 in the original principal amount of $50,000 issued by CCC to Davidoff, the 8% Subordinated Promissory Note dated December 13, 1996 in the original principal amount of $300,000 issued by CCC to CMCO, and the 8% Subordinated Promissory Note dated December 13, 1996 in the original principal amount of $300,000 issued by CCC to Davidoff.

         6. Provident hereby consents to, and waives any default under the Credit Agreement resulting from, the acquisition by any underwriters of the Shares solely in connection with the sale contemplated by the Registration Statement.

         7. Provident hereby consents to, and waives any default under the Credit Agreement resulting from, CCC (for all purposes of the Credit Agreement) treating the rights of certain holders of its preferred stock, $0.1 par value, and of its common stock, $.01 par value, which require CCC to purchase the stock of such stockholders, as if such rights did not or do not exist.

         8. Provident hereby consents to, and waives any default under the Credit Agreement resulting from, the existence of, and the issuance of options pursuant to, the Clearview Cinema Group, Inc. 1997 Stock Incentive Plan but not to any amendments, modifications or restatements thereof after the Waiver Period.

         9. Provident hereby consents to, and waives any default under the Credit Agreement resulting from, CCC's entering into and performing under a consulting agreement with MidMark Capital, L.P. ("MidMark"), replacing the Management and Monitoring Agreement dated as of May 29, 1996 (the "Existing Management Agreement") between CCC and MidMark.

         10. Provident hereby consents to, and waives any default under the Credit Agreement resulting from, CCC's entering into and performing under a consulting and confidentiality agreement with Brett Marks ("Marks"), pursuant to which Marks will assist CCC in the identification of possible locations for the development of theaters and perform other services as requested by CCC.

         11. Provident hereby consents to, and waives any default under the Credit Agreement resulting from, CCC's entering into and performing under an agreement with Marks and First New York Realty Co. Inc. ("First New York") concerning the payment of commissions to First New York as a result of services of Marks to CCC.

         12. Provident hereby consents to, and waives any default under the Credit Agreement resulting from, CCC's amending and restating its Certificate of Incorporation in a form substantially similar to the Amended and Restated Certificate of Incorporation of Clearview Cinema Group, Inc. attached hereto as Exhibit A.

         13. Provident hereby consents to, and waives any default under the Credit Agreement resulting from, the issuance by CCC of a stock dividend to the holders of its common stock in connection with the Registration.

         14. Provident hereby consents to, and waives any default under the Credit Agreement resulting from, CCC's amending and restating its Bylaws in a form substantially similar to the Amended and Restated By-laws of Clearview Cinema Group, Inc. attached hereto as Exhibit B.


         15. Provident hereby consents to, and waives any default under the Subject Agreements resulting from, CCC's entering into and performing under the Addenda to 8% Subordinated Promissory Notes, each substantially in the form attached hereto as Exhibit C.



         16. Provident hereby consents to, and waives any default under the Subject Agreements resulting from, CCC's entering into and performing under the Exchange and Termination Agreement dated as of May 23, 1997 among CCC, CMNY, CMCO, and Davidoff.



         17. Provident hereby consents to, and waives any default under the Subject Agreement resulting from, CCC's entering into and performing under the Exchange and Termination Agreement dated as of May 23, 1997, among CCC, MidMark, and A. Dale Mayo.



         18. Provident hereby waives any default under the Credit Agreement resulting from CCC's failure to meet the financial covenants set forth in Article 7 of the Credit Agreement.



     This Waiver and Consent applies only to the extent described and does not otherwise modify or waive any other covenant or agreement contained in any of the Subject Agreements. This Waiver and Consent shall not modify or waive any covenant or agreement to be contained in the Amended and Restated Credit Agreement which may be entered into among CCC, its subsidiaries and Provident.


     IN WITNESS WHEREOF, The Provident Bank has executed this Waiver and Consent as of the date first set forth above.


                                        THE PROVIDENT BANK



                                        BY: ------------------------
                                        Christopher B. Gribble
                                        Assistant Vice President